UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): June 2, 2003

                            WILLIAMS CONTROLS, INC.
                            -----------------------
               (Exact name of Company as specified in its charter)

   Delaware                         0-18083                       84-1099587
---------------               ---------------------          -------------------
(State or other               (Commission File No.)          (I.R.S. Employer
jurisdiction of                                              Identification No.)
 incorporation)

                   14100 S.W. 72nd Avenue, Portland, OR 97224
                   ------------------------------------------
                    (Address of Principal Executive Offices)

                                 (503) 684-8600
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
         (Former name or former address, if changed since last report.)

ITEM 5.       OTHER EVENTS

Williams Controls, Inc.'s labor contract for our Portland facility with the International Union, United Automobile, Aerospace & Agricultural Implement Workers of America, UAW, Local 492, AFL-CIO expired August 31, 2002 and on September 9, 2002 the union employees engaged in a strike action, which continues to the date of this filing.

On June 2, 2003 the National Labor Relations Board (the "NLRB") served Williams Controls, Inc. with a complaint alleging the Company has engaged in various unfair labor activities related to the strike. We believe that these charges are without merit and will defend all such claims. Arguments are scheduled to be heard by an administrative law judge of the NLRB in late July 2003.

Additionally, on April 11, 2003 the union presented the company with an unconditional return to work offer. The Company has not re-hired the striking workers and continues to operate the Portland facility with its permanent replacement workers. An ultimate finding of liability on the unfair labor charges combined with the unconditional return to work offer could result in the Company being liable for back wages from April 11, 2003 until the union workers are returned to work for an undetermined number of union positions. If the Company has liability for one or more unfair labor practice charges, the amount for back wages could be material to the results of operations, financial condition and cash flows for the Company.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed for and on its behalf by the undersigned hereunto duly authorized.

                                                WILLIAMS CONTROLS, INC.


Date:  June 6, 2003                             By:  /s/ DENNIS E. BUNDAY
                                                     ------------------------
                                                     Dennis E. Bunday
                                                     Chief Financial Officer